PROSPECTUS Dated                        Pricing Supplement No. 74
October 1, 1997                       Effective November 10, 1997




                    U.S. $1,000,000,000           Rule 424(b)(3)
                                              Registration Statement
                  FORD MOTOR CREDIT COMPANY       No. 33-62973

               VARIABLE DENOMINATION FLOATING
                     RATE DEMAND NOTES


                     ------------------


                  Interest Rate Per Annum
                  -----------------------

Period         Tier One Notes   Tier Two Notes      Tier Three Notes
Beginning      Under $15,000    $15,000-$49,999     $50,000 and over
---------      --------------   ---------------     ----------------

11/10/97          5.31%              5.51%              5.71%